GUARANTEE AGREEMENT
                         (Restated as Amended through
                  Amendment #13 effective December 31, 1998)

GUARANTEE, dated as of July 22, 1988, made by EDO CORPORATION, a New York corporation (the "Guarantor"), in favor of Mellon Bank, N.A. (the "Bank").

                             W I T N E S S E T H :

WHEREAS, pursuant to the Term Loan Agreement, dated as of July 22, 1988 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), between EDO Corporation Employee Stock Ownership Plan (the "ESOP"), and the Bank, the Bank has agreed to make a loan to the ESOP upon the terms and subject to the conditions set forth therein, to be evidenced by the Term Note issued by the ESOP thereunder;

WHEREAS, it is a condition precedent to the obligation of the Bank to make its loan to the ESOP under the Loan Agreement that the Guarantor shall have executed and delivered this Guarantee to the Bank.

NOW, THEREFORE, in consideration of the premises and to induce the Bank to make its loan to the ESOP under the Loan Agreement, the Guarantor hereby agrees with the Bank as follows:

1. Defined Terms. Unless otherwise defined herein (including in Schedule 1 hereto), terms which are defined in the Loan Agreement and used herein are so used as so defined. As used herein, "Obligations" shall mean the unpaid principal of and interest on the Term Note and all other obligations and liabilities of the ESOP to the Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Agreement, the Term Note, the Pledge Agreement or the Basic Documents and any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Bank) or otherwise.

2. Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees to the Bank the prompt and complete payment and performance by the ESOP when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Bank in enforcing, or obtaining advice of counsel in respect of enforcing, any of its rights under this Guarantee.

The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Bank on account of its liability hereunder, it will notify the Bank in writing that such payment is made under this Guarantee for such purpose. No payment or payments made by the ESOP or any other Person or received or collected by the Bank from the ESOP or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full.

2.1  Collateral.

(a) Security Interests. As security for the performance of this Guarantee and the other Basic Documents, including without limitation the payment and performance of all Obligations, whether absolute or contingent, matured or unmatured, direct or indirect, sole, joint, several, or joint and several, similar or dissimilar, due to become due or heretofore or hereafter contracted or acquired (collectively the "Guarantee Liabilities"), each Guarantor hereby grants, pledges, and assigns to the Bank, a security interest in all assets of such Guarantor constituting personal property now owned or hereafter acquired including, without limitation, (i) all Accounts, Chattel Paper, Equipment (whether or not constituting fixtures but excluding motor vehicles title to which is evidenced by a certificate of title), Documents, Instruments, General Intangibles (including, but not limited to, any and all interests in trademarks, service marks, patents, licenses, permits, copyrights, contracts and agreements), including without limitation such Guarantor's rights under all present and future contracts (to the extent assignments thereof are not prohibited by their terms), authorizations, permits and licenses issued or granted to such Guarantor by any governmental agency, whether federal, state or local for the ownership and operation of its business, and all proceeds of sale thereof, (ii) all Inventory of such Guarantor held for sale or lease or to be furnished under contracts of service, (iii) all books, records, tapes, information, data, stored material, computer media, passwords, access codes arising or related to such Guarantor's business, now existing or hereafter acquired (collectively, "Books and Records"), (iv) any account maintained by such Guarantor with the Bank or any affiliate of the Bank and all cash held therein, and (v) all proceeds and products of the foregoing, including casualty insurance thereon, now owned or hereafter acquired by such Guarantor.

(b) Further Security.  As further security for payment of the Guarantee
Liabilities: (i) each Guarantor shall execute and deliver a pledge agreement (the "Guarantee Pledge Agreement") in favor of the Bank, pursuant to which it will grant to the Bank a lien on and security interest, in (A) 100% of the capital stock in each Subsidiary of such Guarantor, organized under the laws of one of the states or territories of the United States, whether now existing or hereafter created or acquired, (B) 65% of the capital stock of each Subsidiary of such Guarantor, organized under the laws of a jurisdiction other than a state or territory oft United States, whether now existing or hereafter created or acquired, and (C) obligations owed by such Guarantor to any other Guarantor, whether now existing or hereafter created; (ii) each Guarantor shall deliver to the Bank original stock certificates and instruments (if any) representing the property pledged pursuant to the Guarantee Pledge Agreement, together with powers executed in blank; and (iii) each Guarantor shall deliver executed
UCC-1 financing statements as to such pledges and security interests in form and substance as required by the Bank.

(c) Financing Statements; Certificates of Title. Each Guarantor will join with the Bank in executing such financing statements and continuation statements (in form satisfactory to the Bank) under the Uniform Commercial Code as the Bank may specify, and will pay the cost of filing the same in such public offices as the Bank shall designate. Each Guarantor agrees to take whatever action the Bank reasonably requests to perfect and to continue perfection of the Bank's security interest in the Collateral.

(d) Landlord's Waiver. Each Guarantor shall exercise reasonable commercial efforts to cause the owners of the locations identified on Exhibit 2.1(f) attached hereto to execute and deliver to the Bank an instrument (in form satisfactory to the Bank) by which each such owner waives its right to distrain on any of the Collateral, and by which such owner grants to the Bank the right (but not the obligation) to cure any default by such Guarantor under the applicable lease (each, a "Landlord's Waiver").

(e) The Bank's Rights With Respect to Accounts, Chattel Paper, Instruments and General Intangibles. With respect to any Account, Chattel Paper, Instrument and General Intangible that is Collateral hereunder, upon the occurrence and continuance of a Guarantee Event of Default which has resulted in the acceleration of the Term Loan, the Bank shall have the right at any time and from time to time, with notice to the appropriate Guarantor or Guarantors (which may be oral or written), to: (i) endorse in the name of such Guarantor all proceeds of the Accounts, Chattel Paper, Instruments and General Intangibles payable to such Guarantor that may come to the Bank; (ii) notify Purchasers under such Guarantor's Accounts, Chattel Paper, Instruments and General Intangibles that such Accounts, Chattel Paper, Instruments and General Intangibles have been assigned to the Bank, forward invoices to such Purchasers directing them to make payments to the Bank, collect all Accounts, Chattel Paper, Instruments and General Intangibles of such Guarantor in the Bank's or such Guarantor's name, and take control of any cash or non-cash proceeds of such Guarantor's Accounts, Chattel Paper, any Instruments and General Intangibles; (ii) compromise, extend, or renew any Account, Chattel Paper, Instrument or General Intangible of such Guarantor or deal with such Guarantor's Accounts, Chattel Paper, Instruments and General Intangibles as the Bank may deem advisable; (D) make exchanges, substitutions, or surrenders of Collateral; and (E) take control of any cash or non-cash proceeds of any Collateral.

(f) Places of Business; Location of Collateral. (i) The Guarantors represent that (A) the properties listed on part A of Exhibit 2.1(f) attached hereto serve as each Guarantor's chief place of business, chief executive office, and the place where it keeps its Books and Records, and (B) all of the locations where any one or more Guarantors keep Equipment or Inventory having an aggregate value in excess of $1,000,000.00 are listed on part B of Exhibit 2.1(f) attached hereto.(ii) Each Guarantor will notify the Bank prior to (A) any change in the location of the chief place of business or chief executive office of such Guarantor, (B) any change in the place where such Guarantor keeps its Equipment and/or Inventory or its Books and Records, (C) the establishment of any new or the discontinuance of any existing place of business of such Guarantor, and (D) the establishment of any new or the discontinuance of any location where Inventory, Equipment or Books and Records are kept by such Guarantor. (iii) Except for the temporary removal of mobile Equipment in the ordinary course of a Guarantor's business, no Guarantor will permit any of their Equipment having aggregate value of $1,000,000.00 or more to be removed from its current location or any of their Inventory having an aggregate value of $1,000,000.00 or more to be so removed without giving the Bank prior written notice and then, only if and to the extent the Bank retains a first priority, perfected security interest therein.

(g) Accounts. With respect to each Account represented on EDO's Consolidated balance sheet each Guarantor represents that: (A) except as reflected on such Consolidated balance sheet, such Account is not evidenced by a judgment, an Instrument or Chattel Paper or secured by a letter of credit (except (1) such judgment as has been assigned, (2) such Instrument or Chattel Paper as has been endorsed and delivered to the Bank and (3) such letter of credit as has been assigned and delivered to the Bank) and represents a bona fide completed transaction; (B) except as reflected on such Consolidated balance sheet, the amount shown on such Guarantor's Books and Records and on any list, invoice or statement furnished to the Bank is owing to such Guarantor; (C) such Guarantor has good title to the Account free and clear of all liens and encumbrances except for Permitted Encumbrances; (D) the Account has not been transferred to any other Person, and, at the time such Account is created, no person except such Guarantor or Purchaser has any claim thereto or to the goods or services represented thereby; (E) except as reflected on such Consolidated balance sheet, no partial payment against any Account has been made by anyone other than as noted on such Guarantor's Books and Records and (F) except as reflected on such Consolidated balance sheet, to the best of such Guarantor's knowledge, except as reflected on such Consolidated balance sheet, no set-off or counter claim to such Account exists, and no agreement has been made with any person under which any deduction or discount may be claimed. The Guarantors shall be deemed not to have made a misrepresentation with respect to this Section 2.1(g) unless such representation would constitute a misrepresentation under Section 3.7(A) of the Revolving Credit Loan Agreement. The Guarantors will promptly notify the Bank if any Account arises out of contracts with the United States, any United States state, territory or local government or any department, agency or instrumentality thereof, furnish the Bank with copies of each such contract, at the Bank's request, and execute any instruments and take any steps in order that (subject to the following sentence) all moneys due and to become due under any such contract shall be assigned to the Bank and notice given under the Federal Assignment of Claims Act (or applicable state statute, if any). The Bank agrees not to deliver any such notices or assignments to the applicable United States or other United States state, territory or local governmental department, agency or instrumentality unless and until there occurs a Guarantee Event of Default and then the Bank shall deliver such notices of assignment only if it determines in good faith that under the circumstances it is reasonable to do so to protect its rights in and to such Accounts or the proceeds thereof or in anticipation of exercising its rights hereunder as a result of such Guarantee Event of Default. Each Guarantor will
(i) if requested by the Bank, furnish to the Bank copies, with such duplicate copies as the Bank may request, of any invoice applicable to each of its Accounts; (ii) inform the Bank immediately of any delay in performance by such Guarantor or claims made in regard to its Accounts which alone or in the aggregate with other claims or delays could likely have a Material Adverse Effect; and (iii) furnish the Bank with such other reports as the Bank may from time to time reasonably request.

(h) Chattel Paper; Letters of Credit and Instruments. Each Guarantor covenants that it will deliver to the Bank promptly all copies (or if requested by the Bank, all originals) of (i) all letters of credit securing Accounts except to the extent, permitted under the Revolving Credit Loan Agreement, (ii) Chattel Paper, and/or (iii) Instruments now in its possession or hereafter acquired, each properly assigned and/or endorsed over to the Bank, the originals which letters of credit, Chattel Paper and Instruments delivered to the Bank shall be held by the Bank as security hereunder. The Guarantors shall remain solely responsible for the observance and performance of all of its or their covenants and obligations under all Chattel Paper and Instruments, and the Bank shall not be required to observe or perform any such covenants or obligations.

(i) Equipment. Each Guarantor represents, warrants and agrees that (i) such Guarantor has good title to its Equipment (other than leased Equipment), subject only to the security interests created hereby and Permitted Encumbrances; and (ii) such Guarantor will not dispose of any of its Equipment other than in the ordinary course of business and then in accordance with the terms of this Agreement, or permit any of its Equipment to become a fixture or an accession to other property unless the Bank's security interest therein would continue to be a perfected, first lien priority security interest therein.

(j) Expenses of Bank. The Guarantors will reimburse the Bank within ten (10) days after demand for all reasonable expenses (including the reasonable fees and expenses of legal counsel for the Bank) in connection with the enforcement of the Bank's rights to take possession of the Collateral and the proceeds thereof and to hold, collect, render in compliance with applicable laws and regulations (including without limitation Environmental Laws), prepare for sale, sell and dispose of the Collateral.

(k) Notices. If notice of sale, disposition or other intended action by the Bank with respect to the Collateral is required by the U.C.C. or other applicable law, any notice thereof sent to the appropriate Guarantor at its address listed herein or such other address of such Guarantor as may from time to time be shown on the records of the Bank at least ten days prior to such action, shall constitute reasonable notice to such Guarantor.

(l) Insurance; Discharge of Taxes, etc. The Bank shall have the right at any time and from time to time, with or without notice to any Guarantor, to (i) obtain insurance covering any of the Collateral if the appropriate Guarantor fails to do so, (ii) discharge taxes, liens, security interests or other encumbrances at any time levied or placed on any of the Collateral and (iii) pay for the maintenance and preservation of any of the Collateral. The Guarantors will reimburse the Bank, on demand, with interest thereon at the Default Rate for any payment the Bank makes, or any reasonable expense the Bank incurs under this authorization. Each Guarantor assigns to the Bank all rights to receive the proceeds of insurance covering the Collateral. If there exists a Guarantee Event of Default and an acceleration of the Term Note, the Guarantors authorize the Bank to apply such proceeds as a prepayment of the Term Note, subject to the Agent's pari passu rights under the Revolving Credit Loan Agreement, and as set forth in the Intercreditor Agreement. In the event that there does not exist a Guarantee Event of Default and an acceleration of the Term Note, such proceeds shall be subject to Section 2.6 of the Revolving Credit Loan Agreement. If the Revolving Credit Loan Agreement has been terminated and all of EDO's obligations thereunder have been discharged in full and there does not exist a Guarantee Event of Default and an acceleration of the Term Note, at the Guarantor's written request , the Bank shall make such proceeds available to such Guarantor for the repair or replacement of damaged Collateral if and on condition that (A) such Guarantor proceeds diligently to cause such replacement and/or repair, and (B) any excess proceeds remaining after such repair and/or replacement shall be applied by the Bank as a prepayment of the Term Note.

(m) Waiver and Release by the Guarantors. Each Guarantor (i) waives protest of all commercial paper at any time held by the Bank on which such Guarantor is in any way liable, notice of nonpayment at maturity of any and all Accounts and, except where required hereby or by law, notice of action taken by the Bank under any of the Basic Documents, and (ii) releases the Bank from all claims for loss or damage caused by any failure to collect any Account or by any act or omission on the part of the Bank or its officers, agents and employees, except to the extent resulting from the willful misconduct or gross negligence as determined in a final judgment of a court of competent jurisdiction or a settlement tantamount to such formal order.

(n) Records and Reports. Each Guarantor shall keep accurate and complete records of its Accounts (and the collection thereof), General Intangibles, Chattel Paper, Instruments, Documents and Inventory and furnish the Bank such information about its Accounts, General Intangibles, Chattel Paper, Instruments, Documents, and Inventory as the Bank may reasonably request. The Bank shall have the right to conduct periodic examinations and verifications of such Guarantor's Books and Records, which examination may include, without limitation, verifications of Accounts by contacting Purchasers; provided that if there then exists no Guarantee Event of Default, the Bank shall conduct such verifications with such Guarantor's assistance (which such Guarantor agrees to provide) using such Guarantor's letterhead with responses to be returned to a lock box under the Bank's control. Each Guarantor agrees to make its Books and Records available to the Bank at such Guarantor's principal place of business for purposes of such examination. Provided there does not exist a Guarantee Event of Default, the Bank agrees to give such Guarantor at least two (2) Business Days prior notice of such examination (which notice need not be in writing) and to conduct such examination during normal business hours. The Guarantors shall reimburse the Bank for the reasonable costs and expenses of any such examination conducted following the occurrence and during the continuation of a Guarantee Event of Default.

(o) Further Assurances. From time to time the Guarantors will execute and deliver to the Bank such additional instruments as the Bank may reasonably request to effectuate the purposes of this Agreement and to assure to the Bank, as secured party, a perfected, first priority security interest in the Collateral.

(p) Application of Proceeds of Collateral. After the occurrence of a Guarantee Event of Default, all proceeds of Collateral shall be applied (i) to the costs of preservation and liquidation of such Collateral and the Bank's exercise of its rights hereunder then (ii) to all other Guarantee Liabilities.

(q) Continuing Collateral. The Bank shall be under no obligation to proceed first against (a) any part of the Collateral before proceeding against any other part of the Collateral, (b) any Guarantor before any other Guarantor. It is expressly agreed that all of the Collateral stands as equal security for all Guarantee Liabilities and the other obligations of the Guarantors hereunder and the Bank shall have the right to proceed against or sell any and/or all of the Collateral in any order, or simultaneously, as it, in its sole discretion, shall determine.

(r) Section 8 of the Guarantee is hereby amended by deleting the address of the Bank set forth therein and substituting, in lieu thereof , the following:
"1735 Market Street, Philadelphia, PA 19101."

3. Right of Set-off. The Bank is hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being hereby waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, at any time held or owing by the Bank to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Bank may elect, on account of the liabilities of the Guarantor hereunder and claims of every nature and description of the Bank against the Guarantor, in any currency, whether arising hereunder, under the Loan Agreement, the Term Note, any other Basic Document, or otherwise in connection herewith, as the Bank may elect, whether or not the Bank has made any demand for payment. The Bank shall notify the Guarantor promptly of any such set-off and the application made by the Bank of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

4. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Bank, the Guarantor shall not be entitled to be subrogated to any of the rights of the Bank against the ESOP or against any collateral security or guarantee or right of offset held by the Bank for the payment of the Obligations, nor shall the Guarantor seek any reimbursement from the ESOP in respect of payments made by the Guarantor hereunder, until all amounts owing to the Bank by the ESOP on account of the Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Bank, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Bank in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Bank, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Bank may determine.

5. Amendments, etc. with respect to the Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Bank may be rescinded by the Bank, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Bank, and the Loan Agreement, the Term Note, the Pledge Agreement or any other Basic Document and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Bank may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Bank shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto.

6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Bank upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between the ESOP or the Guarantor, on the one hand, and the Bank, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the ESOP or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Loan Agreement, the Term Note, the Pledge Agreement, or any other Basic Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Bank, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the ESOP against the Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the ESOP or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the ESOP for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Bank may, but shall be under no obligation to, pursue such rights and remedies as it may have against the ESOP or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Bank to pursue such other rights or remedies or to collect any payments from the ESOP or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the ESOP or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Bank against the Guarantor.

7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the ESOP or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the ESOP or any substantial part of its property, or otherwise, all as though such payments had not been made.

8. Payments. The Guarantor hereby agrees that the Obligations will be paid to the Bank without set-off or counterclaim in U.S. Dollars at the office of the Bank located at 270 Park Avenue, New York, New York 10017.

9. Representations and Warranties.  The Guarantor represents and warrants that:

(a) each of the Guarantor and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own its assets and to transact the business in which it is presently engaged, is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and is in compliance with all Requirements of Law except to the extent that the failure to so qualify or comply therewith could not have a material adverse effect on the business, operations, property or financial or other condition of the Guarantor and its Subsidiaries taken as a whole.

(b) the Guarantor has the corporate power, authority and legal right to make, deliver and perform the Basic Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Basic Documents to which it is a party. No consent of any other Person, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of the Basic Documents to which it is a party.

(c) the execution, delivery and performance by the Guarantor of the Basic Documents to which it is a party will not violate any Requirement of Law or any Contractual Obligation of the Guarantor and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to any Requirement of Law or Contractual Obligation.

(d) there is no litigation, investigation or other proceeding of or before any arbitrator or Governmental Authority pending or threatened against the Guarantor or any of its Subsidiaries or any of its or their assets or with respect to the Basic Documents or any of the transactions contemplated thereby, which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of the Guarantor and its Subsidiaries taken as a whole.

(e) the Basic Documents to which the Guarantor is a party have been duly executed and delivered on behalf of the Guarantor and constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

(f) (i) the ESOP is a trust duly existing under the laws of the State of New York and is a stock bonus plan qualified under Section 401(a) of the Code and the provisions of the ESOP satisfy the requirements for employee stock ownership plans set forth in Section 4975(e)(7) of the Code. The Trustee executing the Basic Documents on behalf of the ESOP has adequate authority to do so under the ESOP's organizational documents. No "prohibited transaction" under ERISA or the Code has occurred with respect to the ESOP or will occur upon the execution of the Term Note or the other Basic Documents;

(ii) the ESOP has the power, authority and legal right to make, deliver and perform the Basic Documents to which it is a party and to borrow under the Loan Agreement and has taken all necessary action to authorize the borrowings on the terms and conditions of the Loan Agreement and to authorize the execution, delivery and performance of the Basic Documents to which it is a party. No consent of any Person, and no further consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Basic Documents to which it is a party. The Basic Documents to which the ESOP is a party have been duly executed and delivered on behalf of the ESOP, and the Basic Documents to which ESOP is a party constitute legal, valid and binding obligations of the ESOP enforceable against the ESOP in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally;

(iii) the execution, delivery and performance by the ESOP of the Basic Documents to which it is a party, the borrowings and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the ESOP and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to any Requirement of Law or Contractual Obligation;

(iv) no litigation, investigation or other proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened against the Trustee or the ESOP or any of the assets of the ESOP (a) with respect to the Basic Documents or any of the transactions contemplated thereby, or (b) which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of the ESOP;

(v) the ESOP is not in default in the payment or performance of any of its Contractual Obligations in any respect which could be materially adverse to the business, operations, property or condition (financial or otherwise) of the ESOP or which could materially adversely affect the ability of the ESOP to perform its obligations under any of the Basic Documents to which it is a party. No Default or Event of Default has occurred and is continuing. The ESOP is not in default under any order, award or decree of any arbitrator or Governmental Authority binding upon or affecting it or by which any of its assets may be bound or affected, and no such order, award or decree materially adversely affects the ability of the ESOP to perform its obligations under any of the Basic Documents to which it is a party;

(vi) the Term Loan is an exempt loan within the meaning of Treasury Regulation
Section 54.4975-7(b)(1)(iii). Neither the Term Loan nor the taking of any action contemplated by the Basic Documents is a "prohibited transaction" within the meaning of Section 4975 of the Code or Sections 406 and 408 of ERISA, or violates any provision of the ESOP; and

(vii) the ESOP has filed copies of all statements and reports which are required to be filed with any Governmental Authority, except to the extent that failure to file any such statements or reports would not have a material adverse effect on the assets or financial condition of the ESOP.

(g) (i) neither the Guarantor nor any of its Subsidiaries is in default in the payment or performance of any Contractual Obligations in any respect which could be materially adverse to the business, operations, property or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole or which could materially adversely affect the ability of the Guarantor to perform its obligations under any of the Basic Documents to which it is a party, (b) no Guarantee Event of Default hereunder and no Default or Event of Default under any of the Basic Documents has occurred and is continuing and (c) neither the Guarantor nor any of its Subsidiaries is in default under any order, award or decree of any Governmental Authority binding upon or affecting the Guarantor or any of its Subsidiaries, and no such order, award of decree materially adversely affects the ability of the Guarantor to perform its obligations under any of the Basic Documents to which it is a party.

(h) all of the shares of the Pledged Stock (as defined in the Pledge Agreement) have been duly and validly issued and are fully paid and non-assessable. Assuming that the Bank or its duly appointed agent therefor obtains and maintains continuous possession of the Pledged Stock, the Pledge Agreement creates in favor of the Bank a first priority security interest in such Pledged Stock, and the proceeds thereof, pledged thereunder.

(i) the proceeds of the borrowings pursuant to the Loan Agreement will not be used for any purpose which would violate or be inconsistent with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

(j) the Guarantor is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company act of 1940, as amended).

(k) the consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 1987 and the related consolidated statement of income and retained earnings for the fiscal year then ended (copies of which have heretofore been furnished to the Bank) have been prepared in accordance with GAAP applied consistently throughout the period involved, are complete and correct and present fairly the consolidated financial condition of the Guarantor and its Subsidiaries as at such date and the results of their operations for such fiscal year; since such date there has been no material adverse change in the business, operations, property or financial or other condition of the Guarantor and its Subsidiaries taken as a whole. Neither the Guarantor nor izs Subsidiaries has any material Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment which is not reflected in the foregoing statements or in the notes thereto.

(l) The representations and warranties of each Guarantor set forth in Article V of the Revolving Credit Loan Agreement and in Section 4 of the Guarantee and Security Agreement, in each case as of September 9, 1998 (the "Original Revolving Credit Loan Agreement Representations and Warranties"), are true and correct as to each Guarantor (making such representations and warranties) as of September 9, 1998 and the Original Revolving Credit Loan Agreement Representations and Warranties (together with those defined terms used therein) are hereby incorporated into this Guarantee. Each Guarantor acknowledges and agrees that the Original Revolving Credit Loan Agreement Representations and Warranties are in addition to the other representations and warranties set forth in this Guarantee and shall in no way limit such other representations and warranties. Additionally, for the sole purpose of this Subsection 9(l), any amendment, supplement or modification to any of the Original Revolving Credit Loan Agreement Representations and Warranties after September 9, 1998 shall not be deemed to amend, supplement or modify the Original Revolving Credit Loan Agreement Representations and Warranties as incorporated herein by reference unless agreed to in writing by the Bank and the Guarantor.

(m) EDO's guarantee hereunder of principal of (and premium if any) and interest on the Obligations constitutes "Senior Indebtedness", as such term is defined in the Indenture dated November 15, 1986 between EDO and Manufacturers Hanover Trust Company."

10. Affirmative and Negative Covenants. (a) The Guarantor hereby covenants and agrees with the Bank that, from and after the date of this Guarantee until the Obligations are paid in full, unless otherwise consented to in writing by the Bank, the Guarantor shall:

(i) Notices.  Promptly give notice to the Bank of

(a) the occurrence of any Guarantee Event of Default under this Agreement or of any default under any instrument or other agreement of the Guarantor or any of its Subsidiaries, (b) the receipt of any notice from the Internal Revenue Service of its intent to issue an adverse determination letter to the effect that the ESOP is not a qualified plan, and (c) any default or event of default under any instrument or other agreement binding upon the ESOP which default is likely to have a material adverse effect on the financial condition of the ESOP or on the ability of the ESOP to perform its obligations under the Basic Documents. Each notice pursuant to this subsection shall be accompanied by a statement of the president or chief executive officer of the Guarantor setting forth details of the occurrence referred to therein and stating what action the Guarantor proposes to take with respect thereto.

(ii) Compliance of ESOP. Cause and require the ESOP (i) to use the proceeds of the Term Loan exclusively for the acquisition of employer securities (within the meaning of-Code Section 409(l)), (ii) subject to compliance with ERISA, to make principal payments in the amounts and at the time the ESCP is required to make principal payments of the Term Note, (iii) to comply with the requirements for an "exempt loan" to the ESOP as defined in Treasury Regulations Section 54.4975-7 and the requirements, if any, of Treasury Regulations which may be promulgated from time to time with respect to Code Section 133, (iv) promptly, upon receipt thereof, to deliver to the Bank each determination letter from the Internal Revenue Service stating that the ESOP is an employee stock ownership plan qualified under Code Sections 401(a) and 4975(e)(7), and (v) to be operated and administered as a qualified employee stock ownership plan under
Section 401(a) of the Code and, to the extent applicable, Sections 409 and 4975(e)(7) of the Code and to be in material compliance with all applicable requirements of ERISA (including Titles I and II) and the Code and Regulations thereunder as from time in effect and applicable to the ESOP.

(iii) Contribution to ESOP. Contribute to the ESOP such amounts as may be required to enable the ESOP to repay the Term Note in accordance with the terms thereof.

(b) No Amendments. The Guarantor hereby covenants and agrees with the Bank that, from and after the date of this Guarantee until the Obligations are paid in full, unless otherwise consented to in writing by the Bank, the Guarantor shall not, nor will it permit any Subsidiary to, directly or indirectly, without the prior written consent of the Bank, permit the modification or waiver of or any change in any of the provisions of the Basic Documents.

(c) The covenants of each Guarantor set forth in Article VI of the Revolving Credit Loan Agreement and in Section 5 of the Guarantee and Security Agreement, as of September 9, 1998 (the "Original Revolving Credit Loan Agreement Covenants"), together with those defined terms used therein, are hereby incorporated into this Guarantee. Each Guarantor acknowledges and agrees to comply with such Original Revolving Credit Loan Agreement Covenants (made by such Guarantor) and that the Original Revolving Credit Loan Agreement Covenants are in addition to the covenants and other agreements set forth in this Guarantee and shall in no way limit such other covenants and other agreements. Additionally, for the sole purpose of this Subsection 10(c), any amendment, supplement or modification of any of the Original Revolving Credit Loan Agreement Covenants after September 9, 1998 shall not be deemed to amend, supplement or modify the Original Revolving Credit Loan Agreement Covenants as incorporated herein by reference unless agreed to in writing by the Bank and the Guarantor."

(d) No Guarantor shall create or acquire any Subsidiary unless (in addition to meeting the requirements set forth in Section 6.15(C) of the Revolving Credit Loan Agreement as incorporated herein by Subsection 10(c) hereof) (i) if such Subsidiary is a Domestic Subsidiary, such Subsidiary becomes a guarantor hereunder and assumes the Guarantee Liabilities pursuant to a joinder and assumption documents satisfactory to the Bank and grants to the Bank a first priority lien and security interest in and to all assets of such Subsidiary, and (ii) if such Subsidiary is a Foreign Subsidiary, the Bank has consented thereto, which consent may be conditional on, among other things, an amendment to this Guarantee satisfactory to the Bank and (iii) if such Subsidiary is a Domestic Subsidiary all of the stock of such Subsidiary is pledged as Collateral to secure the Guarantee Liabilities and if such Subsidiary is a Foreign Subsidiary, 65% of the stock of such Subsidiary is pledged as Collateral to secure the Guarantee Liabilities in each case, on a pari passu basis with the rights of the Agent under the Revolving Credit Loan Agreement.

(e) Now and at all times hereafter, EDO's guaranty hereunder of principal of (and premium, if any) and interest on the Obligations shall constitute "Senior Indebtedness", as such term is defined in the Indenture dated November 15, 1986 between EDO and Manufacturers Hanover Trust Company.

11. Events of Default. Upon the occurrence and continuation of any of the following events (each a "Guarantee Event of Default"):

(i) any representation or warranty or statement made by the Guarantor in any of the Basic Documents to which the Guarantor is a party or which is contained in any certificate, document, financial or other statement furnished at any time under or pursuant to the Basic Documents shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(ii) failure by the Guarantor to make any payment to the Bank on account of its obligations hereunder or to perform or observe any other term, covenant or agreement contained in Sections 6.3, 6.4, 6.7, 6.8, 6.10, 6.12, 6.15, 6.17,
6.19, 6.20, 6.21 or 6.24 through 6.31 of the Revolving Credit Loan Agreement as of September 9, 1998 on its part to be performed or observed; or

(iii) an Event of Default (as defined in the Loan Agreement) shall occur and be continuing under the Loan Agreement; or

(iv) default by the Guarantor in the observance or performance of any other agreement contained herein or in any of the Basic Documents to which the Guarantor is a party, and, if such default is capable of being cured, such default shall continue unremedied for a period ending 30 days after the earlier of (1) the date a Responsible Officer (as defined in the Revolving Credit Loan Agreement as of September 9, 1998) of the Guarantor shall have discovered such default and (2) the date written notice of such de fault has been given to the Guarantor by the Bank; or

(v) an Event of Default (as defined in the Revolving Credit Loan Agreement as of September 9, 1998) shall occur and be continuing under the Revolving Credit Loan Agreement; or

(vi) an Event of Default (as defined in the Revolving Credit Loan Agreement as may be amended from time to time) shall occur and be continuing under the Revolving Credit Loan Agreement.

then, and in any such event, (a) if such event is a Guarantee Event of Default specified in paragraph (iv) above, automatically the Guarantor shall be obligated to purchase on the next succeeding Business Day the Term Note from the holder thereof for a purchase price paid in U.S. dollars in immediately available funds equal to the then outstanding balance of all principal and accrued interest remaining due and payable under such Term Note, plus any other amounts (including but not limited to any indemnity payments) owing to such holder from the ESOP or the Guarantor pursuant to any of the Basic Documents, calculated as of the date of such purchase and (b) if such event is any other Guarantee Event of Default, the Bank may, by notice of default to the Guarantor, declare this Guarantee Agreement to be in default, whereupon the Guarantor shall be obligated to purchase the Term Note from the holder thereof on such Business Day as shall be specified in such notice of default (such purchase date to occur not less than 1 Business Day nor more than 60 Business n@ays from the date of receipt of such notice) for a purchase price paid in U.S. dollars in immediately available funds equal to the then outstanding balance of all principal and accrued interest remaining due and payable under such Term Note, plus any other amounts (including but not limited to any indemnity payments) owing to such holder from the ESOP or the Guarantor pursuant to any of the Basic Documents, calculated as of the date of such purchase.

12. Purchase Recruirement. At any time on or after the earlier of (i) the seventh anniversary of the Closing Date, (ii) the date upon which the ESOP Rate is increased due to a Determination of Taxability, and (iii) the date upon which the Guarantor shall be liable to pay indemnification amounts pursuant to
Section 20 hereof, the Guarantor may, upon prior written notice to the Bank, require the Bank or the holder of the Term Note to sell the Term Note to the Guarantor on such Business Day as shall be specified in such notice (such purchase date to occur with respect to clause (i) at the option of the Bank and with respect to clauses (ii) and (iii) at the option of the Guarantor) not less than 3 Business Days nor more than 60 Business Days from the date of receipt of such notice) for a purchase price paid in U.S. dollars in immediately available funds equal to the then outstanding balance of all principal and accrued interest remaining due and payable under such Term Note, plus any other amounts'(including but not limited to any indemnity payments) owing to such holder from the ESOP or the Guarantor pursuant to any of the Basic Documents, calculated as of the date of such purchase.

13. Purchase Terms. In the event the Guarantor purchases the Term Note under any of the circumstances contemplated in Section 11 or Secticn 12 above, then in such event (a) such Term Note shall be purchased by the Guarantor from the holder thereof without recourse and without representation or warranty of any kind as to such Term Note and (b) upon the payment in full of the purchase price for the Term Note all rights of the Bank under the Pledge Agreement and all Pledged Stock pledged under the Pledge Agreement shall be assigned and deliver without recourse and without representation or warranty of any kind to the Guarantor.

14. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15. Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

16. No Waiver; Cumulative Remedies. The Bank shall not by any act (excent by a written instrument pursuant to paragrah 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to haie acquiesced in any Guarantee Event of Default or any Loan Agreement Default or Event of Default or in any breach of any of the terms and conditions hereof or of the other Basic Documents. No failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Bank of any right or remedy hereunder or under any of the other Basic Documents on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

17. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Bank, provided that any provision of this Guarantee may be waived by the Bank in a letter or agreement executed by the Bank or by telex or facsimile transmission from the Bank. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Bank and its successors and assigns. This Guarantee shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

18. Notices. Notices by the Bank to the Guarantor may be given by mail, by telex or by facsimile transmission, addressed to the Guarantor at its address set forth under its signature below and shall be effective (a) in the case of mail, 3 days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile transmissions, when sent. The Guarantor may change its address and transmission numbers by written notice to the Bank.

19. Jurisdiction; Venue. Any legal action or proceeding with respect to this Agreement, the Term Note or any of the other Basic Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and of this Agreement, the Guarantorhereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor, as the case may be, at its address referred to herein, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Bank or the Guarantor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor or the Bank, as the case may be, in any other jurisdiction. The Guarantor and the Bank hereby irrevocably and unconditionally waive any objection that they may now or hereafter have to the venue in New York of any action described in this Section 19, or that such proceeding was brought in an inconvenient court, and agrees not to plead or claim the same. The Guarantor and the Bank hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding referred to in this Section 19.

20.  Indemnification.

20.1 Agreement to Indemnify. Upon the occurrence of any Indemnification Event (as defined in subsection 20.2), the Guarantor shall pay to the Bank such amounts as are described in subsection 20.4.

20.2 Indemnification Event. For the purposes of this Section 20, an "Indemnification Event" means a payment of tax by the Bank, or an offset against any tax refund or other amount otherwise due to the Bank, as a result of, or in conjunction with, any of the events set forth below:

(i) The issuance of an IRS Notice (as defined in subsection 20.3) to the Bank, and (A) the failure of the Guarantor to exercise its contest rights within the period specified in subsection 20.6 or (B) if the Guarantor exercises its contest rights within the period specified in subsection 20.6, the termination of said contest;

(ii) The occurrence of a final and unappealable decision, judgment, decree or other order by the Tax Court or by any other court of competent jurisdiction holding that the Bank is liable for the tax on prohibited transactions imposed by Section 4975 of the Code with respect to the Term Loan provided that the Guarantor shall have had the opportunity to exercise any applicable rights of contest granted to it under subsection 20.6; or

(iii) The execution of a closing agreement by the Bank under Section 7121 of the Code to which the Guarantor has consented.

For the purposes of this Section 20 a decision, judgment, decree or order holding that the Bank is liable for the tax on prohibited transactions is "unappealable" if the time for taking a timely appeal has elapsed or if the Bank and the Guarantor agree that an appeal will not be taken with respect to the issue of the tax on prohibited transactions.

20.3 IRS Notice. For the purposes of this Section 20, "IRS Notice" means a revenue agent's report or notice of proposed adjustment, or a notice of deficiency issued by the Internal Revenue Service to the Bank, which asserts or is premised upon the Bank's liability for the tax on prohibited transactions imposed by Section 4975 of the Code with respect to the Term Loan. (For the purposes of this Agreement, the Term Loan with respect to which the Bank's liability for the tax on prohibited transactions is asserted shall be called the "Challenged Loan".)

20.4 Indemnification Amounts. The amounts to be paid by the Guarantor to the Bank upon the occurrence of an Event of Indemnification shall equal:

(i) the amount of any tax paid by the Bank, which constitutes a tax on prohibited transactions, as defined in either Section 4975(a) or Section 4975(b) of the Code, with respect to the Term Loan; plus

(ii) the amount of any interest and of any penalties, additions to tax and additional amounts payable under Chapter 68 of the Code (collectively "Penalties") which are paid by the Bank with respect to the tax on prohibited transactions described in subsection 20.4(i); plus

(iii) any amount necessary to hold the Bank harmless on an after-tax basis from all taxes required to be paid under the laws of any Federal, state or local government or taxing authority that are attributable to the receipt of any amounts from the Guarantor under this subsection 20.4 such taxes to be calculated at the maximum statutory rate applicable to the Bank in the year of such payment.

For the purposes of this subsection 20.4, payment by the Bank includes the payment of estimated taxes, a reduction of the Bank's net operating loss, or an offset against any tax refund or other amount otherwise due the Bank.

20.5 Prompt Payment of Indemnification Amounts.

Payments under subsection 20.4 shall be paid by the Guarantor promptly on written demand by the Bank. If the Guarantor shall fail to pay any amount payable under this Section 20 on the date due pursuant to this section, the Guarantor shall also pay, to the extent permissible by law, interest on such un,paid amount at a rate per annum equal to 2-1/2% above the MHTC Rate from such due date until such amount is paid.

20.6 Contest of Claims. (a) If an IRS Notice is issued to the Bank, the Bank shall notify the Guarantor promptly of such claim, shall forbear payment of the tax claimed for the lesser of 30 days after giving such notice or until the end of the taxable period, as defined in Section 4975(f)(2) of the Code (the "Taxable Period") if such forbearance is permitted by law, shall advise the Guarantor of all action taken or proposed to be taken by the Internal Revenue Service, and, if the conditions set forth in subsection 20.6(b) have been met, shall contest such proposed adjustment in good faith, ect, owever, to the following conditions:

(i) the Bank need not undertake administrative proceedings beyond the level of an auditing agent with respect to any proposed adjustment;

(ii) although the Bank will keep the Guarantor informed as to the progress of such litigation and will consult with the Guarantor's counsel, if requested, the conduct of such litigation shall remain within the sole discretion of the Bank and its tax counsel;

(iii) the Bank shall determine the court of competent jurisdiction in which to contest such proposed adjustment;

(b) the Bank's obligation to contest a proposed adjustment pursuant to subsection 20.6(a) shall arise only if, within the earlier of 30 days after notice to the Guarantor from the Bank of such proposed adjustment or the end of the Taxable Period, each of the following conditions shall be met:

(i) the Guarantor shall in writing request that such proposed adjustment be contested and agree to indemnify the Bank in a manner satisfactory to the Bank for any liability or loss which the Bank may incur as a result of contesting the proposed adjustment and to pay the Bank on demand all costs and expenses that the Bank may incur in connection with contesting such proposed adjustment, including, without limitation, attorneys', accountants', and like professional fees and disbursements, and the amount of any interest or penalties that may be payable as a result of contesting such proposed adjustment;

(ii) the Guarantor shall furnish to the Bank an opinion of counsel reasonably satisfactory to the Bank to the effect that there exists a meritorious claim that no prohibited transaction occurred with respect to the Challenged Loan; and

(iii) the Guarantor shall have deposited into an escrow account with the Bank, an escrow agent, an amount in cash equal to the tax on prohibited transactions imposed under Section 4975(a) of the Code, and, if the Challenged Loan is not repaid by the Borrower before the end of the Taxable Period, the tax on prohibited transactions imposed under Section 4975(b) of the Code.

(c) If the Bank shall have elected to contest such proposed adjustment by paying the amount of the tax attributable to the proposed adjustment and filing a claim for refund (and, upon denial of such claim for refund, commencing a suit for refund in the forum chosen by the Bank in its sole discretion), the Bank shall be paid the funds deposited in escrow by the Guarantor with the Bank, as escrow agent, pursuant to subsection 20.6(b)(iii) hereof, to be applied by the Bank in payment of such tax, and the Guarantor shall promptly deliver to the Bank such additional amounts as may be needed for that purpose. Upon receipt by the Bank of a refund or credit of such tax, the Bank shall pay to the Guarantor forthwith the amount of such refund or credit.

(d) If the Bank shall elect to contest such proposed adjustment by filing a petition in the Tax Court, upon a final determination by the Tax Court (or, if the decision of the Tax Court shall be appealed, upon the determination of such appeal) all or such portion of the funds deposited by the Guarantor in escrow with the Bank, as escrow agent, pursuant to subsection 20.6(b)(iii) hereof shall be delivered to the Bank as shall be required to pay the tax determined to be due with respect to such proposed adjustment. Any balance remaining in such escrow account (or, if such final determination shall provide that no prohibited transaction occurred with respect to the Challenged Loan, the entire amount of such escrow account) shall promptly be returned by the Bank, as escrow agent, to the Guarantor.

(e) Although any contest pursuant to this section

20.6 shall be controlled by the Bank and its tax counsel, upon the Guarantor's reqest, the Bank and its tax counsel shall permit the Guarantor and its tax counsel to participate, with respect to the issue of the Bank's liability for any tax on prohibited transactions imposed by Section 4975 of the Code with respect to the Term Loan in all proceedings before the Internal Revenue Service or any court, such participation may, with the consent of the Bank, include attendance at any meetings, hearings, trials, and arguments, the provision of any documentation, protests, memoranda of factor or law, and briefs, the making of oral arguments and Presentations, the selection of witnesses, and the negotiation of stipulations of fact.

(f) In event that any court issues a decision, judgment, decree or other order holding that the Bank is liable for the tax on prohibited transactions imposed by section 4975 of the Code with respect to the Term Loan, the Guarantor shall have the right to request the Bank to appeal such decision, judgment, decree or other order, provided, that the Guarantor shall furnish to the Bank an opinion of counsel reasonably satisfactory to the Bank to the effect that there exists a meritorious claim that no prohibited transaction occurred with respect to the Challenged Loan and valid grounds for appeal of the aforementioned decision, judgment, decree or other order and provided, further, that the Bank shall have sole discretion as to the decision whether or not to make such an appeal.

20.7 Successors and Assigns; Survival. (a) This Section 20 shall be binding upon and inure to the benefit of the Guarantor and the Bank and their respective successors and assigns, notwithstanding the amendment or termination of this Agreement or of any of the rights or obligations of any of the parties thereto, except that the Guarantor may not assign or transfer any of its rights or delegate any of its obligations under this Section 20, without the prior written consent of the Bank.

(b) The obligations of the Guarantor under this Section 20 shall survive the payment in full of all sums due under the Term Note and shall continue in effect until all amounts due hereunder have been paid and in any event until five days after all statutes of limitation have run (after taking into account all extensions and suspensions thereof) in respect of any taxable year (or portion thereof), during which any payment of interest on the Term Note or any payment pursuant to this Section 12 was received or accrued.

21. Payment of Expenses. The Guarantor agrees (a) to pay or reimburse the Bank for all its out-of-pocket costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement, the Loan Agreement, the Term Note and the other Basic Documents and of any amendment, supplement or modification to this Agreement, the Loan Agreement, the Term Note or the other Basic Documents, including, without limitation, the reasonable fees and disbursements of Simpson Thacher Bartlett, counsel to the Bank, (b) to pay or reimburse the Bank for all its costs and expenses incurred in connection with the enforcement or reservation of any rights under this Agreement, the Loan Agreement, the Term Note and the other Basic Documents, including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel to the Bank, and (c) to pay, indemnify, and hold harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Loan Agreement, the Term Note and any of the other Basic Documents (all the foregoing being herein collectively, called the "indemnified liabilities"), provided that the Guarantor shall have no obligation under this clause (d) with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Bank. The agreements in this subsection shall survive repayment of the Term Note and all other Obligations.


IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

                          EDO CORPORATION,

                          By s/Michael J. Hegarty
                          Title:  Vice President

                          Address for Notices:
                          14-04 lllth Street
                          College Point, New York 11356
                          Attention:  Chief Financial Officer

                                                                     Schedule 1

                             GUARANTEE DEFINITIONS

"Accounts":  shall have the meaning given to such term in the U.C.C.

"Affiliate": shall have the meaning given to such term in the Revolving Credit Loan Agreement as of the date hereof.

"Agent": shall have the meaning given to such term in the Revolving Credit Loan Agreement, as of the date hereof.

"Books and Records": shall have the meaning given to such term in Section 2.1 hereof.

"Chattel Paper":  shall have the meaning given to such term in the U.C.C.

"Collateral": shall mean all property which serves or is intended to serve, whether now or in the future, as collateral for any of the Guarantee Liabilities hereunder.

"Consolidated": shall have the meaning given to such term in the Revolving Credit Loan Agreement, as of the date hereof.

"Default Rate": shall have the meaning given to such term in the Revolving Credit Loan Agreement, as of the date hereof.

"Documents":  shall have the meaning given to such term in the U.C.C.

"Domestic Subsidiary": shall have the meaning given to such term in the Revolving Credit Loan Agreement, as of the date hereof.

"EDO":  shall mean EDO Corporation, a New York corporation.

"EDO Subsidiaries": shall mean EDO Western Corporation, EDO International Corporation, Barnes Engineering Co., EDO Sports, Inc., EDO Energy Corporation, EDO Automotive Natural Gas, Inc., EDO Acquisition II, Inc. and EDO Foreign Sales Corporation and any other direct or indirect Subsidiary of EDO now existing or hereafter created.

"Environmental Law": shall have the meaning given to such term in the Revolving Credit Loan Agreement, as of the date hereof.

"Equipment":  shall have the meaning given to such term in the U.C.C.

"Foreign Subsidiary" shall have the meaning given to such term in the Revolving Credit Loan Agreement, as of the date hereof.

"General Intangibles":  shall have the meaning given to such term in the U.C.C.

"Guarantee and Security Agreement": shall mean the Guarantee and Security Agreement among the EDO Subsidiaries dated as of September 9, 1998 and entered into in connection with the execution of the Revolving Credit Loan Agreement.

"Guarantee Pledge Agreement":  shall have the meaning given to such term in
Section 2.1 hereof.

"Guarantee Liabilities":  shall have the meaning given to such term in Section
2.1 hereof.

"Guarantor":  shall mean EDO and the EDO Subsidiaries, jointly and severally.

"Instruments":  shall have the meaning given to such term in the U.C.C.

"Intercreditor Agreement": shall have the meaning given to such term in the Revolving Credit Loan Agreement, as of the date hereof.

"Inventory":  shall have the meaning given to such term in the U.C.C.

"Landlord's Waiver": shall have the meaning given to such term in Section 2.1 hereof.

"Loans": shall have the meaning given to such term in the Revolving Credit Loan Agreement, as of the date hereof.

"Material Adverse Effect": shall have the meaning given to such term in the Revolving Credit Loan Agreement, as of the date hereof.

"Original Revolving Credit Loan Agreement Representations and Warranties": shall have the meaning given to such term in Section 9(l) hereof.

"Original Revolving Credit Loan Agreement Covenants": shall have the meaning given to such term in Section 10(c) hereof.

"Permitted Encumbrances": shall have the meaning given to such term in the Revolving Credit Loan Agreement, as of the date hereof.

"Purchaser":  shall mean a buyer of goods or services from a Guarantor .

"Revolving Credit Loan Agreement": shall have the meaning set forth in the Second Amendment to Basic Documents among the Bank, EDO Corporation and the Trustee dated as of September 9,1998.

"Revolving Credit Loan Documents": shall have the meaning set forth in the Second Amendment to Basic Documents among the Bank, each Guarantor and the Trustee dated as of September 9, 1998.

"Subsidiary": shall have the meaning given to such term in the Revolving Credit Loan Agreement, as of the date hereof.

"U.C.C.": shall mean the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania.